EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Worlds Inc.


We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Worlds Inc. of our report dated March 26, 1999 relating to the financial statements of Worlds Inc. (a development stage enterprise) appearing in the Company's Annual Report on Form 10- KSB for the year ended December 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP


New York, New York
October 26, 1999